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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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WESTAR FINANCIAL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTAR FINANCIAL SERVICES INCORPORATED
150 ISRAEL ROAD SW
TUMWATER, WA

PROXY STATEMENT

2001 ANNUAL MEETING OF STOCKHOLDERS
MONDAY, SEPTEMBER 24, 2001

    This proxy statement is furnished to the stockholders of Westar Financial Services Incorporated in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders on September 24, 2001 at 2:00 Pacific Time, and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about August 24, 2001.

Whether or not you expect to be personally present at the meeting, please fill in, sign, date and return the enclosed form of proxy.

    Any person giving such proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. All shares represented by duly executed proxies in the accompanying form will be voted unless proxies are revoked prior to the voting thereof.

    The close of business on August 3, 2001 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to vote at such meeting 2,348,210 shares of common stock. The holders of common stock will be entitled to one vote for each share of common stock held of record on the record date.

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 accompanies this proxy statement.

    The Board of Directors of the Company makes the solicitation of this proxy. The solicitation will be made by mail and the expense thereof will be paid by the Company. The Company has retained Allen Nelson & Co. to assist in the solicitation of proxies at an estimated cost of $3,000.

    In addition, solicitation of proxies may be made by telephone by directors, officers or regular employees of the Company.

Election of Directors

    The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the annual meeting, and the other proposal described in the accompanying Notice to Stockholders and any other business that may properly come before the Annual Meeting require that the votes cast in favor exceed the votes cast against the proposal.

Effect of an Abstention and Broker Non-Votes

    A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD

NOMINEES AND CONTINUING DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending on successive years. Two directors of the Company are to be elected for term ending in 2004, at the Annual Meeting, or until their respective successors have been elected and qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

Nominees For Terms Until 2004

    Robert L. Lovely, age 64, is a Director and Chairman of the Compensation Committee of the Company. He is President of the Lovely Corp., a business development and management firm. He is a director of Captaris, Inc. (since 1983). Mr. Lovely is a director of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Lovely graduated from Washington State University (B.A., Mathematics) and received an MBA from Pacific Lutheran University. He has served on the Board of Directors of the Company and predecessor corporations since 1978.

    Michael Kranitz, age 40, is a nominee for Director. Mr. Kranitz started as a lawyer in 1985 specializing in financial law. In 1997, he created LeaseSource Online, Inc., and online resource for consumers seeking to lease new automobiles. In 1998, LeaseSource was acquired by Navidec, where by Mr. Kranitz became Vice President of Strategic Development. In this capacity he developed DriveOff.com, the first online business model capable of selling and financing new automobiles in real time. In 2000, Carpoint, a company owned by Microsoft, Ford Motor, Wells Fargo and Navidec, acquired DriveOff.com and Mr. Kranitz served as both the President of DriveOff.com and Vice President of Carpoint. Mr. Kranitz is an accomplished author and highly sought after industry speaker. He is considered one of the pivotal innovators in the automotive e-commerce industry. Mr. Kranitz graduated from the University of Florida (B.S. with honors in Economics) and received his Juris Doctorate Degree from Vanderbilt University School of Law.

To Continue in Office Until 2003

    R. W. Christensen, Jr., age 52, is the President and Chairman of the Board of Directors of the Company. Prior to 1978 he held positions as a financial analyst with Olympia Brewing Company, Assistant to the President of Pacific Hide & Fur, a natural resources and steel distribution firm, and as Corporate Pilot with Buttrey Food Stores. Mr. Christensen served as Vice Chairman (1989-1990) and a member of the Board of Directors (1987-1990) of Heritage Federal Savings & Loan Association. He was President and director of PacWest Financial Corporation, a privately held investment firm. Mr. Christensen is President and a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Christensen has previously served as an officer, director and President of the National Vehicle Leasing Association (1981-1988) in which capacities he presented dozens of articles and scores of speeches on the state and future of the automobile leasing industry, subjects in which he is regarded as an expert. He was awarded the industry's most prestigious recognition, the Clemens-Pender Award, in 1988. He has served as director of Washington Independent Bankshares (1982). Mr. Christensen serves as the court-appointed Trustee of CASR Trust, a multi-year, multi-million dollar fund established by the bankruptcy court for the benefit of the creditors of All Seasons Resorts. He graduated from the College of Great Falls (B.A. with Honors, Management and

Economics) and received an MBA from the University of Puget Sound. He serves as a Director (since 1978) and as Chairman (since 1995).

    David C. Soward, age 44, is a Director of the Company and member of the Compensation Committee. Since 1992 he has been the Senior Vice President of & Capital, Inc., the Managing General Partner of & Capital Partners, L.P. and Cartesian Partners, L.P., two venture capital companies based in San Francisco. He was previously a Senior Manager with KPMG Peat Marwick, San Francisco (1987-1992). Mr. Soward graduated from Portland State University (B.S., Accounting) and is a Certified Public Accountant. He has served on the Board of Directors of the Company since 1995.

To Continue in Office Until 2002

    Joel I. Davis, age 67, is the Assistant Secretary and a Director of the Company. He is President of MasterForms, Inc. (since 1983), and President of Davis Construction and Development Corporation. He has been engaged as a home builder and land developer in various capacities for more than twenty- five years. Mr. Davis is an officer and member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Davis graduated from St. Martin's College (B.A., Accounting). Mr. Davis is a member of the Audit Committee. He has served on the Board of Directors of Westar Financial Services Incorporated and predecessor corporations since 1978.

    Charles S. Seel, age 53, is the Secretary of the Company, a Director and Chairman of the Audit Committee. He is President and Chief Operating Officer of Summit Management Company a holding company for Spectrum Glass and Vanguard Properties. He previously served in positions as Executive Vice President, Treasurer and Controller (1977). Mr. Seel is the Secretary and a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. He is a Certified Public Accountant and a member of the Washington Society of CPAs and the American Institute of CPAs. Mr. Seel graduated from Montana State University (B.A., Accounting). He has served on the Board of Directors of Westar Financial Services Incorporated and predecessor corporations since 1978.

OTHER EXECUTIVE OFFICERS OF THE COMPANY

    Scott G. Cavanaugh, age 35, is Vice President—Customer Service with responsibilities for customer service, dealer funding, collection, asset disposal, re-marketing and recovery activities (1999). Prior to joining the Company he was Vice President & Collection Manager for Bank of America was responsible for a $6.5 billion dollar consumer portfolio, including a $2.7 billion auto dealer segment (1995-1999). Previously, he served in areas of similar and increasing responsibilities with Ford Motor Credit Company (1988-1995). Mr. Cavanaugh received his B.A. in international economics from George Washington University.

    Vicki Christensen, age 52, is Vice President—Information Systems. Prior to joining the Company in 1998, Ms. Christensen spent 18 years in progressively more responsible positions in the information management industry. She was a member of the Information Technology Team at Abitibi Consolidated, where she supervised LAN/WAN and IBM AS400 activities. She was Information Systems Manager for Kitsap Federal Credit Union and implemented an SYS/38 conversion at Rainier Mortgage, a division of Rainier Bank. Ms. Christensen is not related to Westar's CEO.

    Cindy A. Kay, age 36, is Vice President & Controller with responsibility for all accounting and term sales (1996). Prior to joining the Company, she was a Partner in Kay and Company, CPA's, responsible for financial management consulting, taxation and audit engagements (since 1990). Prior to joining Kay and Company, CPA's she began her career with Coopers and Lybrand in Tucson, Arizona. Ms. Kay is a Certified Public Accountant and is a member of the Washington Society of CPA's and the American Institute of CPA's. Ms. Kay received her B.A. in Accounting from Saint Martins College.

    James W. McCormick, age 51, is Vice President—Risk Management with responsibility for planning, directing and administering risk analysis and loss prevention programs including risk/reward criteria, underwriting policies and procedures, credit decision systems and related strategies for applicant and behavior scoring, predictive models and adaptive control systems. Prior to joining the Company he was Senior Vice President and Manager, Consumer Risk Management and Product Development for First Security Bank, with a $9 billion portfolio (1997-2000). Previously, he served as Senior Vice President and Manager, Risk Management for US Bank and The Associates Financial Services Company, both with managed assets exceeding $35 billion (1994-1997). Mr. McCormick has served in areas of similar and increasing responsibilities with Wells Fargo Bank and Household Credit Services. He is also a retired Officer of the United States Army. Mr. McCormick graduated with an undergraduate degree in Physics from Michigan State University and received an MBA from Golden Gate University in Finance.

BOARD OF DIRECTORS AND COMMITTEES

    There were eleven meetings of the Board of Directors during the fiscal year ended March 31, 2001. All of the directors attended every meeting of the Board and committees on which they served except for one member who missed one meeting.

    The members of the Board of Directors are elected to various committees. The standing committees of the Board are the Audit and Compensation Committees.

    The function of the Audit Committee is to provide assistance to the board of directors in its oversight of the Company's financial reporting process. Its primary duties include reviewing the scope and adequacy of the Company's internal accounting and financial controls: reviewing the scope and results of the audit plans of the Company's independent auditor's; reviewing the objectivity, effectiveness of resources and appraising the Company's financial reporting activities and the accounting standards and principles followed. The audit committee also recommends the selection of the Company's independent auditors and determines appropriateness of their overall fees. The Audit Committee operates pursuant to a written charter that has been approved and adopted by the Board of Directors. A copy of the charter is included as Exhibit A to this Proxy Statement. The Committee met five times in the fiscal year ended March 31, 2001. The members of the Committee during the past fiscal year were Charles Seel and Joel Davis. Mr. Seel served as Chairman.

    The functions of the Compensation Committee are to review and approve the salaries of all executive officers of the Company; and, review and approve all additional compensation plans. The Committee met three times in the fiscal year ended March 31, 2001. The members of the Committee during the past fiscal year were R. L. Lovely, Chairman and David Soward.

DIRECTORS COMPENSATION

    All directors are compensated for attendance at Board meetings at $300 per meeting. Additionally, outside directors are paid $1,000 per quarter in consideration for their availability to the Company. The Company incurred $38,000 and $35,300 in directors' compensation during the fiscal years ended March 31, 2001 and 2000, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Stock Beneficially Owned on July 31, 2001		Class Of Stock	Nature of Beneficial Ownership	Percentage of Class(1)
PLMC, L.L.C. P.O. Box 6104 Federal Way, WA 98063	753,701	(2)	Common	Sole Voting and Disposition	20.40%	(2)
& Capital Partners, LP 600 California, Suite 1850 San Francisco, CA 94108	138,947	(3)	Common	Sole Voting and Disposition	3.75%	(3)
Mud Bay Holdings, Ltd. P.O. Box 919 Olympia, WA 98507	368,894	(8)	Common	Sole Voting and Disposition	15.71%	(8)
R. W. Christensen, Jr. Chairman, President and Director P.O. Box 919 Olympia, WA 98507	753,701 368,894 335,950 1,458,545	(2) (8) (4)	Common Common Common	Shared Voting and Disposition Shared Voting and Disposition Sole voting and Disposition	43.87%	(5)
Joel I. Davis Assistant Secretary and Director	36,160 368,894 392,554	(4) (8)	Common Common	Sole Voting and Disposition Shared Voting and Disposition	16.63%	(6)
Robert L. Lovely Director	39,260 368,894 408,154	(4) (8)	Common Common	Sole Voting and Disposition Shared Voting and Disposition	17.31%	(7)
Charles S. Seel Secretary and Director	50,600 368,894 419,494	(4) (8)	Common Common	Sole Voting and Disposition Shared Voting and Disposition	17.68%	(10)
David Soward Director	23,660 138,947 162,607	(4) (9)	Common Common	Sole Voting and Disposition Shared Voting and Disposition	6.54%	(11)
Scott Cavanaugh VP-Customer Service	4,000	(4)	Common	Sole Voting and Disposition	**
Vicki Christensen VP-Information Systems	3,600	(4)	Common	Sole Voting and Disposition	**
Cindy Kay VP & Controller	15,167	(4)	Common	Sole Voting and Disposition	**
All Directors and Officers as a Group (10 persons)	1,769,889		Common		50.10%	(12)
**
Denotes less than 1%
1)
Except as otherwise indicated, Stock Beneficially Owned and Percentage of Class are based upon 2,348,210 shares of common stock outstanding as of July 31, 2001. Under Rule 13d-3(d)(1), any securities not outstanding which are subject to options, warrants, rights or conversion privileges shall be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by such person, but not deemed outstanding for computing percentage ownership by any other person.

2)
PLMC, L.L.C. holds a Convertible Subordinated Note that can be converted into 753,701 shares of the Common Stock. Mr. Christensen is a principal in PLMC, L.L.C. The holdings of PLMC, LLC are attributed to Mr. Christensen under Rule 13d-3.

3)
& Capital Partners, LP holds warrants for 3.75% of the outstanding Common Stock on a fully diluted basis. The holdings are based upon 3,705,253 common shares outstanding. Mr. Soward is the Senior Vice President of & Capital Partners, Inc., the managing general partner of & Capital Partners, LP.

4)
Includes shares, options and/or conversion rights, which may be exercised within 60 days.

5)
Based upon 3,324,371 common shares outstanding.

6)
Based upon 2,360,670 common shares outstanding

7)
Based upon 2,358,170 common shares outstanding.

8)
The interest of Mud Bay Holdings, Ltd. of which Messrs. Christensen, Davis, Lovely and Seel are directors collectively holding dispositive power. All four individuals are attributed all of the holdings of Mud Bay Holdings, Ltd. under Rule 13d-3.

9)
Includes the interest of & Capital Partners, LP, under Rule 13d-3.

10)
Based upon 2,373,170 common shares outstanding.

11)
Based upon 2,487,117 common shares outstanding.

12)
Based upon 3,532,368 common shares outstanding.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the Company's cumulative total stockholder return on its common stock with the return of the NASDAQ Market Index and a peer group* constructed by SNL Securities. The Company believes this graph more fairly represents its performance in relationship to its peer group then what has been presented in previous years.

*
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com. SNL Securities LC (c) 2001

    Set forth below is a line graph comparing the Company's cumulative total stockholder return on its common stock with the return of the NASDAQ Market Index and a peer group* constructed by the Company as used in prior years.

*
For comparison purposes, the "Automobile Financial Services Sector" peer group is composed of Consumer Portfolio Services; Olympic Financial (Arcadia); and, WFS Financial, not all of which concentrate on producing prime consumer financial instruments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee reviews and establishes management compensation, compensation policies and procedures. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval. The Committee also has responsibility for the grant of awards under Westar's stock option plan.

    Executive officer compensation is based on Westar's overall performance in the past year and an analysis of compensation levels necessary to attract, maintain and motivate quality personnel. In this way, Westar is able to compete for and retain talented executives who are critical to our long-term strategies for success. It also aligns the interest of those executives with the long-term interests of our stockholders.

    Executive compensation consists of three components: cash compensation, long term incentives in the form of stock options and normal employee fringe benefits. The three components are intended to provide executives with incentives to achieve the long-range objectives of Westar and to reward exceptional performance. Performance is evaluated not only with respect to Westar's earnings but also with respect to the accomplishment of Westar's business objectives, the individual's contribution to stockholder value, and also with respect to comparable industry results and experience. Executive officers receive all normal employee fringe benefits.

    In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of Westar as well as the performance achieved by Westar during the past fiscal year.

    To motivate extraordinary job performance and to encourage growth in stockholder value, significant stock options are granted under Westar's stock option plan to all executives and all other company personnel in order to encourage substantial contributions toward the overall success of Westar. The Committee believes that this focuses attention on managing Westar from the perspective of owners with an equity stake in the business.

Dated this 31st day of March, 2001 THE COMPENSATION COMMITTEE

R. L. Lovely, Chairman David C. Soward Michael A. Price

Summary Compensation for Past Three Fiscal Years
Ending March 31, 2001

						Long-Term Compensation
		Annual Compensation				Awards		Payouts
Name And Principal Position(1)	Fiscal Year	Salary		Bonus	Other Annual Compensation(1)	Restricted Stock Awards	Options	LTIP Payouts	All Other Compen- sation
R.W. Christensen, Jr. President and Chairman	3/31/01 3/31/00 3/31/99	$ $ $	200,000 200,000 173,482				162,500 150,000

Robert Kanatzar(3) Senior VP— Risk Management	3/31/01 3/31/00 3/31/99	$ $ $	240,000 240,000 217,500				30,000

Scott Cavanaugh(4) VP—Customer Service	3/31/01 3/31/00	$ $	132,000 110,000				10,000

Warren Kornfeld(5) Senior VP—Finance	3/31/99		$160,839
(1)
All other executive officers of the Company received less than $100,000 annually in total compensation during the years ended March 31, 2001, 2000 and 1999.

(2)
Westar has concluded that the individual and aggregate amounts of personal benefits provided, which are not reflected in the above table, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported above for each of the named persons.

(3)
Westar hired Robert E. Kanatzar, Jr. in August 1997, as Senior Vice President—Risk Management at a salary of $180,000 per year. Mr. Kanatzar was awarded a bonus of $60,000 in 1998. Pursuant to the employment arrangement, Mr. Kanatzar's base compensation was increased to $240,000 beginning in August, 1998. Mr. Kanatzar terminated his employment in July 2001.

  Mr. Kanatzer was awarded stock options for 37,000 shares of common stock exercisable at $5-$11, and vesting from 1997-2001 and exercisable within twenty-four months of grant. During his first two years of employment, Mr. Kanatzer was entitled to a severance payment of $60,000 if he was terminated without cause.

(4)
Mr. Cavanaugh was awarded stock options for 10,000 shares of common stock exercisable at $5.00, vesting from 2000-2004.

(5)
Westar hired Mr. Kornfeld in July 1998, as Senior Vice President—Finance at a salary of $225,000. The employment arrangement provided for an increase in the salary of $75,000 per year upon the occurrence of certain events, which occurred. Mr. Kornfeld and the Company terminated his employment in August 1999. Mr. Kornfeld was awarded stock options for 133,334 shares of common stock at $4 per share, vesting over four years, which expired upon his termination.

OPTIONS GRANTED IN FISCAL 2001

    No stock options have been granted to the Named Executives during the year ended March 31, 2001.

AGGREGATE OPTIONS EXERCISED IN FISCAL 2001 AND FISCAL YEAR END OPTION VALUES

    The following table sets forth certain information with respect to the exercise of stock options during fiscal 2001 and outstanding stock options held by the Named Executives as of March 31, 2001.

			Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable(1)
R.W. Christensen	-0-	-0-	222,500	90,000(1)	-0-	-0-
Robert Kanatzar	-0-	-0-	26,000	34,000(1)	-0-	-0-
Scott Cavanaugh	50	-0-	1,950	8,000(1)	-0-	-0-
(1)
The indicated value is based on $2.50 per share market value of the Common Stock at March 31, 2001, the day nearest to the fiscal year end in which a trade took place, minus the exercise price.

INFORMATION ABOUT WESTAR 1994 STOCK OPTION PLAN

    In 1996, the Company adopted, and the stockholders approved, the amendment of the 1994 Stock Option Plan (the "1994 Stock Option Plan") providing for the granting of options to purchase 600,000 shares to employees, directors and consultants of the Company and its affiliates. On October 8, 1998, the Board of Directors approved an increase of 750,000 shares to a total of 1,350,000. The Company estimates that approximately 87 employees and two consultants, along with all current directors of the Company, are currently eligible to receive option grants under the 1994 Stock Option Plan. The Company, by means of the 1994 Stock Option Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts toward the success of the Company. The 1994 Stock Option Plan provides for the granting of Incentive Stock Options ("ISOs") as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as for the granting of Non-statutory Stock Options ("NSOs") which do not qualify as incentive stock options under the Code.

    The 1994 Stock Option Plan is administered by the Board of Directors upon recommendation of its Compensation Committee. The Board or the Committee determines from time to time which of the persons eligible under the 1994 Stock Option Plan shall be granted options, when and how the options shall be granted, whether such options shall be ISOs or NSOs and the provisions of each of the options (which need not be identical), subject to the restrictions set forth in the 1994 Stock Option Plan. ISOs may be granted only to employees (including officers) of the Company and its affiliates while NSOs may be granted to employees (including officers) and directors of, or consultants to, the Company and its affiliates.

    The exercise price of each option shall not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of any ISO granted to any optionee owning more than ten percent (10%) of the voting power of all classes of the Company's stock, shall not be less than one hundred ten percent (110%) of the fair market value of the stock on the date of the grant of the ISO. Generally, an option shall terminate three months after termination of the optionee's employment or relationship as a consultant to, or director of, the Company or its affiliates, and an option shall not be transferable except by will or the laws of descent and distribution (although an ISO may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). The market price of the Company's common stock as of the close of trading on March 31, 2001 on which a trade took place, was $2.50.

    The 1994 Stock Option Plan permits options granted to be either qualified Incentive Stock Options pursuant to the Code or non-qualified stock options, as the Board may elect. Upon exercise of a non- qualified option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the optionee will generally recognize additional capital gain or loss. The Company generally will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the exercise of the option.

    The Board may at any time, and from time to time, amend the 1994 Stock Option Plan. However, no amendment shall be effective unless approved by the stockholders of the Company where such amendment would, among other things, increase the number of shares reserved for issuance pursuant to options granted under such plan.

    As of March 31, 2001, options representing a total of 1,118,200 shares have been granted, 221,050 of which had been exercised, the remainder include 398,430 options which were vested and were exercisable, 232,420 options which had not vested yet, and 266,300 options which have expired. These options are held by twenty-one (21) persons, are exercisable at between $2.00—$11.00 per share and remain exercisable for three to five years from the date of grant, subject to certain conditions.

    As a group, all employees who are not executive officers received 118,700 options as of March 31, 2001. As a group, executive officers as of March 31, 2001, have received 460,333 options under the 1994 Stock Option Plan. Current directors, excluding executive officers, have received 472,500 options, as a group.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the following report shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

RELATED PARTY TRANSACTIONS

    The Company has a subordinated note agreement, effective April 15, 1997, with & Capital, Partners, LP (a director), in the amount of $1,500,000. Interest is calculated at the rate of 9%. The loan is due upon the earlier of (i) August 15, 2001, or (ii) receipt by the company of not less than $5,000,000 from other financing. The lender was granted warrants to purchase 3.75% of the Company's stock which is outstanding at the time of exercise at an exercise price of $.01 per share.

    The Company has a subordinated note agreement, effective January 26, 1998, with & Capital, Partners, LP (a director), in the amount of $500,000. The note was due on April 30, 2001 and has been extended to August 15, 2001. Interest is calculated at the rate of 9.5%.

    In June 2000, the Company issued $1,000,000 in subordinated debt to & Capital Partners, LP (a director). The note was due September 5, 2000 and has been extended to August 15, 2001 and bears interest at the rate of 9%.

    In May 1998, the Company entered into an agreement to exchange $500,000 of Summit Capital Corporations' preferred stock (a director and officer) to a note payable. The note bears interest at the rate of 9.25% and is paid quarterly. The note is payable at one-eighth of the principal balance paid quarterly, beginning fourth quarter of fiscal 1999.

    In May 1998, the Company issued $4,000,000 in subordinated convertible note to PLMC, LLC, a former related party. The note is due May 2003 and bears interest at the rate of 10.5%. The note is convertible into 753,701 shares of the Common Stock of the Company.

    The Company has several sale/leaseback transactions with T & W Financial Services, Inc. (a former director) The sale/leasebacks bear interest at an average rate of 9.3%. Subsequently Finova acquired T&W's servicing of the leasebacks.

    The Company has an account receivable of approximately $94,250 from All Seasons Resorts. Mr. Christensen, a director and officer of the Company, is the bankruptcy court-appointed Trustee of CASR Trust, a fund established by the bankruptcy court for the benefit of the creditors of All Seasons Resorts. The trustee is in the process of liquidating real estate for the creditors' benefit. The Company expects to recover its receivable in full.

    In December 1999, the Company issued $600,000 in subordinated debt to Puget Sound Investors, (directors). The note was due April 30, 2001 and bears interest at the rate of prime plus 1%.

    In May 1999, the company issued $250,000 in subordinated debt to a director. The note was due April 30, 2001, but has been extended until November 15, 2001, and bears interest at the rate of 9%)

    The Company has issued and outstanding 1250 shares of preferred stock ($1,000 per share face value with cumulative quarterly dividends of $23.125 per share) to & Capital Partners LP. One of the directors of the Company is the managing general partner of the LP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the common stock, to file initial reports of ownership (Form 3) and changes of ownership (Form 4) of Company common stock with the Securities and Exchange Commission. Minor changes of ownership may be reported once annually (Form 5). The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers and greater than 10% stockholders during the fiscal year ended March 31, 2001. Based solely upon the review of the copies of the forms furnished to the Company and written representations that no such other reports are required, the Company believes that during the fiscal year all executive officers and directors, and greater than 10% stockholders timely filed all such required reports.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement in whole or in part, the following Stockholder Return Performance Presentation shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee assists the Board of Directors in its oversight of the Company's financial reporting process. The Audit Committee's responsibilities are more fully described in its charter, a copy of which is included as Exhibit A to this Proxy Statement.

    Management has the primary responsibility for the preparation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors, BDO Seidman, LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

    In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2001 with the Company's management and has discussed with BDO Seidman, LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, BDO Seidman, LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Discussions with Audit Committees, and the Audit Committee has discussed with BDO Seidman, LLP their independence.

    Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.

Dated this 31st day of March, 2001 THE AUDIT COMMITEE

Charles S. Seel, Chairman Joel I. Davis

Proposal 1

ELECTION OF TWO DIRECTORS

    The Board has nominated Mr. Robert L. Lovely and Mr. Michael Kranitz to each serve as a director of the Company for a three-year term ending March 31, 2004 and until the election and qualification of his successor. Management believes that the proposed nominees for election as director are willing to serve as such, and it is intended that the person named in the accompanying form of proxy or their substitute will vote for the election of the nominees unless specifically instructed to the contrary. However, if either nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election and as a consequence another nominee is designated, the person named in the proxy or his substitute shall have discretion or authority to vote or refrain from voting in accordance with his judgment with respect to the other nominees.

Vote Required

    The affirmative vote of a majority of the shares of common stock of the Company represented (in person or by proxy) and entitled to vote at the Annual Meeting is required to elect a director.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE TWO NOMINEES NAMED ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

Proposal 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board has selected BDO Seidman, LLP as the independent certified public accountants of the Company for 2002. Stockholders will be asked to ratify the selection. The firm of BDO Seidman, LLP as independent public accountants, has examined the financial statements of the Company for the past two years and has no relationship with the Company except in its capacity as independent public accountants.

Audit fees

The aggregate fees billed by BDO Seidman, LLP for professional services rendered in the most recent fiscal year for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10Q were $112,000.

Financial Information Systems Design and Implementation Fees

The Company did not incur any fees billed by BDO Seidman, LLP, for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended March 31, 2001.

All Other fees

The aggregate fees billed by BDO Seidman, LLP for services rendered to the Company, other than for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", were $78,000 consisting of audit related fees in the amount of $26,000 and non-audit fees in the amount of $52,000. Audit related services included accounting consultation and other business services. The non-audit services consisted primarily of tax services. In the course of its meetings, the Audit Committee has considered whether BDO Seidman, LLP's provision of these other services is compatible with maintaining BDO Seidman, LLP's independence.

Vote Required

    The affirmative vote of a majority of the shares of common stock of the Company represented (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Independent Public Accountants.

    THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS NAMED ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the meeting as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

    Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of Westar must be received at the main office of Westar no later than April 15, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORTS

    This Proxy Statement includes the information and materials contained within the 2001 Annual Report to Stockholders of Westar Financial Services Incorporated. Any document or part thereof not delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom the Proxy Statement is delivered, upon written request of such person directed to Westar Financial Services Incorporated, Shareholder Relations Department, P.O. Box 919, Olympia, Washington 98507.

March 31, 2001 By Order of the Board of Directors

Charles S. Seel, Secretary

EXHIBIT A

WESTAR FINANCIAL SERVICES INCORPORATED
AUDIT COMMITTEE CHARTER

Committee Role

The committee's role is to act on behalf of the board of directors and oversee all material aspects of the company's financial reporting, control and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements.

The role also includes co-ordination with other board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel and other committee advisors.

COMMITTEE MEMBERSHIP

The committee shall consist of at least three independent members. Committee members shall have: (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flows and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own counsel and other advisors at the committee's sole discretion.

At lease one member, preferably the chair, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements, and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board upon recommendation of the chairman of the board. The committee chairperson shall be selected by the committee members or by the chairman of the board.

COMMITTEE OPERATING PRINCIPLES

The committee shall fulfil its responsibilities within the context of the following overriding principles:

Communications. The chair and others on the committee shall, to the extent appropriate, maintain an open avenue of contact throughout the year with senior management, other committee chairs and other key committee advisors (external and internal auditors, etc.), as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

Education/Orientation. The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to ensure understanding of the business and environment in which the company operates.

Annual Plan. The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board.

Meeting Agenda. Committee meeting agendas shall be the responsibility of the committee chair, with input from committee members. It is expected that the chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

Expectations and Information Needs. The committee shall communicate committee expectations and the nature, timing and extent of committee information needs to management, internal auditors and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors and others at least one week in advance of meeting dates. Meeting conduct will assume committee members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

External Resources. The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

Meeting Attendees. The committee shall request members of management, counsel, internal and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee's responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chair with or without management's attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

Meeting Frequency. The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chair.

Reporting to the Board of Directors. The committee, through the committee chair, shall report periodically, as deemed necessary, but at least semi-annually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent board of director's meeting.

Self-Assessment. The committee shall review, discuss and assess its own performance as well as its role and responsibilities, seeking input from senior management, the full board and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

COMMITTEE RESPONSIBILITIES

Financial Reporting

  •
  Review and assess the annual and interim financial statements before they are released to the public or filed with the SEC.

  •
  Review and assess the key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditors' views, and the basis for audit conclusions.

  •
  Approve changes in important accounting principles and the application thereof in both interim and annual financial reports.

  •
  Advise financial management and the external auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

Risk and Controls

  •
  Review and assess the company's business and financial risk management process, including the adequacy of the overall control environment and controls in selected areas representing significant risk.

  •
  Review and assess the company's system of internal controls for detecting accounting and financial reporting errors, fraud and defalcations, legal violations, and non-compliance with the corporate code of conduct. In that regard, review the related findings and recommendations of the external and internal auditors, together with management's responses.

  •
  Review with legal counsel any regulatory matters that may have a material impact on the financial statements.

  •
  Review the results of the annual audits of directors' and officers' expense accounts and management perquisites prepared by the internal auditors.

External and Internal Auditors

  •
  Recommend the selection of the external auditors for approval by the board of directors.

  •
  Instruct the external auditors that they are responsible to the board of directors and the audit committee as representatives of the shareholders. In that regard, confirm that the external auditors will report all relevant issues to the committee in response to agreed-upon expectations.

  •
  Review the performance of the external and internal auditors.

  •
  Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors any relationships or non-audit services that may affect their objectivity or independence.

  •
  Consider, in consultation with the external and internal auditors, their audit scopes and plans to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

  •
  Review and approve requests for any consulting services to be performed by the external auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

  •
  Review with management and the external auditors the results of the annual audits and related comments in consultation with other committees as deemed appropriate, including any difficulties or disputes with management, any significant changes in the audit plans, the rationale behind adoptions and changes in accounting principles, and accounting estimates requiring significant judgements.

  •
  Provide a medium for the external auditors to discuss with the audit committee their judgements about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

  •
  Approve changes in the directors of the internal audit function.

  •
  Instruct the internal auditors that they are responsible to the board of directors through the committee.

  •
  Review with the internal auditors any changes in the scope of their plans.

  •
  Review with the internal auditors the results of their monitoring of compliance with the code of conduct.

Other

  •
  Review and update the committee's charter.

  •
  Review and update the company's code of conduct.

  •
  Review and approve significant conflicts of interest and related party transactions.

  •
  Conduct or authorise investigations into any matters within the committee's scope of responsibilities. The committee will be empowered to retain independent counsel or other professionals to assist in conducting any investigation.

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SOLICITATION OF PROXIES FOR
WESTAR FINANCIAL SERVICES INCORPORATED,
A WASHINGTON CORPORATION

This Proxy is being solicited by Westar Financial Services Incorporated in connection with the Proxy Statement.
Capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement.

2001 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 24, 2001
2:00 P.M.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard G. Phillips, Jr., proxy to represent the undersigned, with full power of substitution, at the 2001 Annual Meeting of Stockholders of Westar Financial Services Incorporated, to be held at 2:00 p.m. on Monday, September 24, 2001, at the Comfort Inn & Conference Center, 1620 74th Avenue S.W., Tumwater, Washington and at any and all adjournments thereof.

1.
ELECTION OF DIRECTOR:

	For	Withhold Authority
• Robert L. Lovely for a 3 year term ending March 31, 2004

• Michael S. Kranitz for a 3 year term ending March 31, 2004

2.
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS:

	For	Withhold Authority
• BDO Seidman, LLP Ratification of appointment for 2002

3.
OTHER MATTERS:

In his discretion, the Proxy is authorized to vote upon such other business that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted for Proposals 1 and 2.

Note: Signature(s) should agree with name(s) on stock certificate as printed on the address label. Executors, administrators, trustees, and other fiduciaries should so indicate when signing.

Signature of Stockholder(s)
Dated:	Please DATE, SIGN, and RETURN this Proxy
I plan to attend the meeting in Tumwater, Washington, at 2:00 p.m. on September 24, 2001.

QuickLinks

WESTAR FINANCIAL SERVICES INCORPORATED 150 ISRAEL ROAD SW TUMWATER, WA PROXY STATEMENT 2001 ANNUAL MEETING OF STOCKHOLDERS MONDAY, SEPTEMBER 24, 2001
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Summary Compensation for Past Three Fiscal Years Ending March 31, 2001
INFORMATION ABOUT WESTAR 1994 STOCK OPTION PLAN
REPORT OF THE AUDIT COMMITTEE
Proposal 1
Proposal 2
EXHIBIT A
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SOLICITATION OF PROXIES FOR WESTAR FINANCIAL SERVICES INCORPORATED, A WASHINGTON CORPORATION